STATE OF SOUTH CAROLINA
                               SECRETARY OF STATE

                            ARTICLES OF INCORPORATION

1.      The name of the proposed corporation is   Palmark, Inc  .
                                                ----------------

2. The initial registered office of the corporation is 1426 Main Street, Columbia, South Carolina , ---------------------------------------------
     and the  initial  registered  agent at such  address is Asbury H.  Gibbes .
     --------------------

3. The corporation is authorized to issue shares of stock as follows: Complete a or b, whichever is applicable:

     a. [x] If the corporation is authorized to issue a single class of shares, the total number of shares authorized is 1,000 .

          b. [ ] The corporation is authorized to issue more than one class of shares:

          Class of Shares                    Authorized No. of Each Class

                                                             N/A
          --------------------      ----------------------------

          The relative rights, preferences and limitations of the shares of each class, and of each series within a class, are as follows:

                                       N/A

4. The existence of the corporation shall begin when these articles are filed with the Secretary of State unless a delayed date is indicated (See ss.33-1-230(b)): ___________________.

5. The optional provisions which the corporation elects to include in the articles of incorporation are as follows (See ss.33-2-102 and the applicable comments thereto; and 35-2-105 and 35-2-221 of the 1976 South Carolina Code): None . ------------

6.      The name and address of the sole incorporator is as follows:

        Name                     Address              Signature

        L. M. Gressette, Jr.     1426 Main Street     __________________________
                                 Columbia, SC 29201

7. I, Asbury H. Gibbes , an attorney licensed to practice in the State of South Carolina, certify that the corporation, to which articles of incorporation this certificate is attached, has complied with the requirements of Chapter 2, Title 33 of the 1976 South Carolina Code relating to the articles of incorporation.


March 10, 1995                              ________________________
                                               Asbury H. Gibbes

                                            Address:    1426 Main Street
                                                        Columbia, SC  29201

                                  PALMARK, INC.

                             DIRECTORS AND OFFICERS


NAME                                OFFICE                    ADDRESS
----                                ------                    -------

L. M. Gressette, Jr.   Director, Chairman and    1426 Main Street
                       Chief Executive Officer   Columbia, SC  29201

W. B. Timmerman       Director, President and    1426 Main Street
                               Treasurer         Columbia, SC  29201

Jeff C. Chapman       Senior Vice President and  1426 Main Street
                               General Manager   Columbia, SC  29201

Jimmy E. Addison      Controller                 1426 Main Street
                                                 Columbia, SC  29201

Kevin B. Marsh        Secretary                  1426 Main Street
                                                 Columbia, SC  29201

Asbury H. Gibbes      Assistant Secretary        1426 Main Street
                                                 Columbia, SC  29201


March 10, 1995